Exhibit 23.1
April 24, 2009
The Goodyear Tire & Rubber Company
1144 East Market Street
Akron, Ohio 44316
     Re:      Consent of Bates White, LLC
Ladies and Gentlemen:
     Bates White, LLC, an independent asbestos valuation firm, hereby consents to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-142784) and in the Registration Statements on Form S-8 (Nos. 333-150405, 333-141468, 333-129709, 333-126999, 333-126566, 333-126565, 333-123759, 333-97417, 333-62806, 333-62808 and 333-29993) of The Goodyear Tire & Rubber Company (the “Company”) of the use of and references to (i) its name and (ii) its review of and reports concerning the Company’s liability exposure for pending and estimable unasserted asbestos-related claims and receivables from probable insurance recoveries, included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, to be filed with the Securities and Exchange Commission on or about April 29, 2009.

Sincerely,
/s/ Charles E. Bates
Charles E. Bates, Ph.D.
Chairman